EXHIBIT 99.1

LOOP INDUSTRIES REPORTS SECOND QUARTER FISCAL 2024 RESULTS AND PROVIDES UPDATES ON BUSINESS DEVELOPMENTS

•	LOOP WILL PARTICIPATE IN AND PRESENT THE INFINITE LOOP™ TECHNOLOGY AT GROUNDBREAKING CEREMONY FOR THE ULSAN ADVANCED RECYCLING CLUSTER (“ULSAN ARC”) ON NOVEMBER 9TH, 2023

•	LOOP MANAGEMENT TO HOLD UPDATE CALL AT 8:30 AM ET ON OCTOBER 16, 2023

MONTREAL, QC/ACCESSWIRE/OCTOBER 16, 2023 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today reported its consolidated financial results for the second quarter for fiscal year 2024 and provided an update on current developments in the business.

Commercialization Update

Loop and its strategic partner, SK Geo Centric (“SKGC”), announced on April 27th, 2023 that they have signed a joint venture agreement to build Infinite Loop™ facilities in the Asian market. The two companies plan to build four Infinite Loop™ manufacturing facilities throughout Asia by 2030. The first planned facility in Asia will be part of SKGC’s Ulsan ARC in South Korea.

A groundbreaking ceremony for the Ulsan ARC is scheduled to take place on Thursday November 9th, 2023. Daniel Solomita, Loop’s Founder and CEO, will present the Infinite Loop™ technology at the ceremony. Event attendees include top executives of the SK group, senior central and local government officials, customers, media, environmental institutions, and academic experts. Construction of the Infinite Loop™ Ulsan facility is anticipated to commence by the end of 2023 and reach completion by the end of 2025.

Loop is in advanced discussions with strategic and government partners to secure its equity contribution for the Ulsan facility.

Loop Industries, together with SUEZ and SKGC, announced on February 16th, 2023 that Saint-Avold in the Grand Est region of France has been selected as the site for their planned joint venture commercial manufacturing facility in Europe. The three companies have engaged the Commission Nationale du Débat Public (CNDP) to organize a preliminary local consultation required under the French Environmental Code, which is taking place from September 11 to November 7, 2023. During this period, the public can obtain information, submit comments and questions, and discuss the project. A consultation website has been set up at www.concertation-projet-parkes.fr which provides access to all information relating to the project and the consultation process, and includes a participatory section where members of the public can submit their opinions or questions on the project.

Operating Efficiencies and Liquidity Update

As Loop transitions from its demonstration facility, which has established its ability to scale up and commercialize its technology, the Company has continued to significantly reduce ongoing operating expenses. With the new streamlining measures in place, the Company expects to spend $1.0-1.2 million per month for the balance of the current fiscal year for its Terrebonne and head office operations. This projection excludes amounts which Loop currently expects to be recoverable from the Ulsan Joint Venture company.

Loop has previously incurred significant costs for the planned Infinite Loop™ facility in Ulsan, including long-lead equipment, engineering, and development costs. Loop currently expects to recover approximately $16 million from the joint venture with SKGC as reimbursement for these expenditures when construction begins on the Ulsan project.

The Company has $13.4 million of cash on hand at August 31, 2023. Based on the amount of cash on hand and the $16 million expected to be recovered, Loop believes that it is in a favourable liquidity position to fund its ongoing operations for approximately three years, not including the new growth capital currently being raised to fund the Ulsan project.

1

CEO Comment

Daniel Solomita, Founder and CEO of Loop Industries, commented on the recent updates, saying: “The groundbreaking ceremony of the Ulsan ARC paves the way for the planned construction of the Infinite Loop™ Ulsan facility and the commercialization of Loop’s technology. We are currently engaged in advanced discussions to secure the required funding for the Infinite Loop™ Ulsan facility and we are excited to continue to collaborate with our valued strategic partners as we now transition to the next stage of Loop’s strategic development.”

Corporate Update Call

Senior Management of Loop will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below. Slides supporting Senior Management’s remarks will be available via the Investors section of Loop’s website at http://loopindustries.com/en/investors/overview.

Date:   Monday, October 16, 2023

Time:  8:30 am Eastern Time

Participant joining details (by Telephone):

Joining by Telephone:

United States (Local): +1 646 904 5544

United States (Toll-Free): +1 833 470 1428

Access Code: 304631

OR

Registration Link: https://www.netroadshow.com/events/login?show=242a4375&confId=56780

- Avoid wait time - Bypass speaking with an operator to join the call

- Receive a Calendar Invitation with call access details including your unique PIN

2

Q2 2024 Financial Results

Three Months Ended August 31, 2023

The following table summarizes our operating results for the three-month periods ended August 31, 2023 and 2022, in thousands of U.S. Dollars.

	Three months ended August 31,
	2023	2022	Change
Revenue from contracts with customers	$54	$135	$(81)

Expenses
Research and development
Employee compensation	1,218	1,749	(531)
Stock-based compensation	155	319	(164)
Machinery and equipment expenditures	-	1,184	(1,184)
External engineering	141	611	(470)
Plant and laboratory operating expenses	447	584	(137)
Tax credits	(22)	(839)	817
Other	99	143	(44)
Total research and development	2,038	3,751	(1,713)

General and administrative
Employee compensation	647	722	(75)
Stock-based compensation	233	310	(77)
Professional fees	912	1,476	(564)
Insurance	709	1,071	(362)
Other	342	432	(90)
Total general and administrative	2,843	4,011	(1,168)

Depreciation and amortization	136	138	(2)
Interest and other financial expenses	44	43	1
Interest income	(219)	(10)	(209)
Foreign exchange gain	(38)	(93)	55
Total expenses	4,804	7,840	(3,036)
Net loss	$(4,750)	$(7,705)	$2,955

Revenues

Revenues for the three-month period ended August 31, 2023 decreased $81 to $54, as compared to $135 for the same period in 2022. The revenues resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

Research and Development

Research and development expense for the three-month period ended August 31, 2023 decreased $1,713 to $2,038, as compared to $3,751 for the same period in 2022. The decrease was primarily attributable to a $1,184 decrease in purchases of machinery and equipment for the Terrebonne Facility, a $531 decrease in employee compensation expenses, and a $470 decrease in external engineering costs for design work for our Infinite Loop™ manufacturing process, partially offset by a decrease in tax credits accounted for as a reduction of R&D expenses of $817.

3

General and administrative expenses

General and administrative expenses for the three-month period ended August 31, 2023 decreased $1,168 to $2,843, as compared to $4,011 for the same period in 2022. The decrease was primarily attributable to a $564 decrease in professional fees, and a $362 decrease in insurance costs.

Net Loss

The net loss for the three-month period ended August 31, 2023 decreased $2,955 to $4,750, as compared to $7,705 for the same period in 2022. The decrease is primarily due to the $1,713 decrease in research and development expenses, and the decrease in general and administrative expenses of $1,168.

Six Months Ended August 31, 2023

The following table summarizes our operating results for the six-month periods ended August 31, 2023 and 2022, in thousands of U.S. Dollars.

	Six months ended August 31,
	2023	2022	Change
Revenue from contracts with customers	$81	$135	$(54)

Expenses
Research and development
Employee compensation	2,504	3,639	(1,135)
Stock-based compensation	315	716	(401)
Machinery and equipment expenditures	1,236	3,073	(1,837)
External engineering	1,297	2,206	(909)
Plant and laboratory operating expenses	916	1,450	(534)
Tax credits	(47)	(908)	861
Other	307	376	(69)
Total research and development	6,528	10,552	(4,024)

General and administrative
Employee compensation	1,285	1,438	(153)
Stock-based compensation	428	8,379	(7,951)
Professional fees	1,531	2,275	(744)
Insurance	1,412	2,173	(761)
Other	652	782	(130)
Total general and administrative	5,308	15,047	(9,739)

Depreciation and amortization	268	277	(9)
Interest and other financial expenses	98	84	14
Interest income	(318)	(23)	(295)
Foreign exchange gain	(52)	(91)	39
Total expenses	11,832	25,846	(14,014)
Net loss	$(11,751)	$(25,711)	$13,960

Revenues

Revenues for the six-month period ended August 31, 2023 decreased $54 to $81, as compared to $135 for the same period in 2022. The revenues resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

4

Research and Development

Research and development expense for the six-month period ended August 31, 2023 decreased $4,024 to $6,528, as compared to $10,552 for the same period in 2022. The decrease was primarily attributable to a $1,837 decrease in purchases of machinery and equipment for the Terrebonne Facility, a $1,536 decrease in employee compensation expenses, including stock-based compensation, a $909 decrease in external engineering costs for design work for our Infinite Loop™ manufacturing process, and a $534 decrease in plant and laboratory expenses to operate our Terrebonne Facility, partially offset by a decrease in tax credits accounted for as a reduction of R&D expenses of $861.

General and administrative expenses

General and administrative expenses for the six-month period ended August 31, 2023 decreased $9,739 to $5,308, as compared to $15,047 for the same period in 2022. The decrease was primarily attributable to a $7,951 decrease in stock-based compensation which is mostly related to a $7,740 expense recorded in relation to the achievement of a performance milestone for 1,000,000 RSUs in the six-month period ended August 31, 2022, a $761 decrease in insurance costs, and a $744 decrease in professional fees.

Net Loss

The net loss for the six-month period ended August 31, 2023 decreased $13,960 to $11,751, as compared to $25,711 for the same period in 2022. The decrease is primarily due to the decrease in general and administrative expenses of $9,739, and the $4,024 decrease in research and development expenses.

5

Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands of U.S. dollars, except per share data)	Three Months Ended		Six Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Revenue from contracts with customers	$54	$135	$81	$135

Expenses :
Research and development	2,038	3,751	6,528	10,552
General and administrative	2,843	4,011	5,308	15,047
Depreciation and amortization	136	138	268	277
Total expenses	5,017	7,900	12,104	25,876

Other (income) loss :
Interest and other financial expenses	44	43	98	84
Interest income	(219)	(10)	(318)	(23)
Foreign exchange gain	(38)	(93)	(52)	(91)
Total other (income) loss	(213)	(60)	(272)	(30)
Net loss	(4,750)	(7,705)	(11,751)	(25,711)

Other comprehensive loss -
Foreign currency translation adjustment	84	(412)	104	(417)
Comprehensive loss	$(4,666)	$(8,117)	$(11,647)	$(26,128)
Net loss per share
Basic and diluted	$(0.10)	$(0.16)	$(0.25)	$(0.54)
Weighted average common shares outstanding
Basic and diluted	47,521,187	47,400,709	47,518,645	47,400,640

6

Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except per share data)	As at
	August 31, 2023	February 28, 2023

Assets
Current assets
Cash and cash equivalents	$13,365	$29,591
Restricted cash	1,000	1,000
Sales tax, tax credits and other receivables	1,195	1,075
Inventories	905	727
Deposits on equipment	8,460	3,395
Prepaid expenses and other deposits	115	636
Total current assets	25,040	36,424
Investment in joint venture	381	381
Property, plant and equipment, net	2,360	2,545
Intangible assets, net	1,375	1,210
Total assets	$29,156	$40,560

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$1,998	$2,510
Customer deposits	1,000	1,012
Current portion of long-term debt	356	62
Total current liabilities	3,354	3,584
Long-term debt	2,970	3,240
Total liabilities	6,324	6,824

Stockholders’ Equity
Series A Preferred stock par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	-	-
Common stock par value $0.0001; 250,000,000 shares authorized; 47,521,187 shares issued and outstanding (February 28, 2023 – 47,469,224)	5	5
Additional paid-in capital	171,113	170,370
Additional paid-in capital – Warrants	20,385	20,385
Accumulated deficit	(167,634)	(155,883)
Accumulated other comprehensive loss	(1,037)	(1,141)
Total stockholders’ equity	22,832	33,736
Total liabilities and stockholders’ equity	$29,156	$40,560

7

Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands of U.S. dollars)	Six Months Ended August 31,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(11,751)	$(25,711)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	268	277
Stock-based compensation expense	743	9,095
Accretion and accrued interest expenses	36	79
Changes in operating assets and liabilities:
Sales tax and tax credits receivable	(114)	(143)
Inventories	(175)	(330)
Prepaid expenses	510	124
Accounts payable and accrued liabilities	(522)	(2,799)
Customer deposits	(12)	-
Net cash used in operating activities	(11,017)	(19,408)

Cash Flows from Investing Activities
Deposits on equipment	(5,065)	(1,271)
Additions to property, plant and equipment	-	(58)
Additions to intangible assets	(225)	(141)
Net cash used in investing activities	(5,290)	(1,470)

Cash Flows from Financing Activities
Repayment of long-term debt	(32)	-
Net cash (used) provided by financing activities	(32)	-

Effect of exchange rate changes	113	(183)
Net decrease in cash	(16,226)	(21,061)
Cash, cash equivalents and restricted cash, beginning of period	30,591	44,061
Cash, cash equivalents and restricted cash, end of period	$14,365	$23,000

8

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, successfully closing the plastic loop. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) engineering, contracting, and building our manufacturing facilities, (vii) our ability to scale, manufacture, and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) our joint venture projects and our ability to recover certain expenditures in connection therewith, (x) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xi) disease epidemics and other health-related concerns and crises, which could result in reduced access to capital markets, supply chain disruptions and scrutiny, embargoing of goods produced in affected areas, government-imposed mandatory business closures and any resulting furloughs of our employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, or market or other changes that could result in non-cash impairments of our intangible assets, and property, plant and equipment, (xii) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates,  (xiii) the outcome of any SEC investigations or class action litigation filed against us, (xiv) our ability to hire and/or retain qualified employees and consultants, (xv) other events or circumstances over which we have little or no control, and (xvi) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

9

For More Information:

Investor Relations:

Kevin C. O’Dowd, VP Communications & Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

10